Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-8, dated April 21, 2004, the reference to our report dated January 12, 2004 with respect to the Financial Statements of Aberdeen Mining Company, for the year ended December 31, 2003.

DeCoria, Maichel & Teague P.S.

/s/_DeCoria, Maichel & Teague PS

Spokane, Washington